Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

COEPTIS THERAPEUTICS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, $0.0001 par value (2)	457(o)		$9,200,000	$1,013.84
	Equity	Warrants (2)(3)	457(g)
	Equity	Pre-Funded Warrants (2)(3)	457(g)
	Equity	Representative’s Warrants (3)	457(g)
	Equity	Shares of Common Stock, par value $0.0001 per share, issuable upon exercise of Warrants (4)	457(o)		$9,200,000	$1,013.84
	Equity	Shares of Common Stock, par value $0.0001 per share, issuable upon exercise of Pre-Funded Warrants	457(o)		(2)
	Equity	Shares of Common Stock, par value $0.0001 per share, issuable upon exercise of Representative’s Warrants (5)	457(o)		$690,000	$76.04

	Total Offering Amounts				$19,090,000	$2,103.72
	Total Fees Previously Paid					$1,763.20
	Total Fee Offsets					$0
	Net Fee Due					$340.52

(1)	Calculated pursuant to Rule 457(o), based on the Proposed Maximum Aggregate Offering Price.
(2)	The proposed maximum aggregate offering price of the common stock will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants issued in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any common stock issued in the offering. Accordingly, the proposed maximum aggregate offering price of the common stock, warrants and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $9,2000,000 (inclusive of up to $1,200,000 that may be issued in connection with the Underwriter’s over-allotment option).
(3)	No fee pursuant to Rule 457(g) of the Securities Act.
(4)	Includes up to $1,200,000 in shares of Common Stock issuable upon exercise of Warrants purchased in connection with the Underwriter’s over-allotment option.
(5)	We have agreed to issue to the representative of the underwriters warrants to purchase shares of common stock representing up to 6% of the common stock and pre-funded warrants issued in the offering. The representative’s warrants are exercisable at a per share exercise price equal to 125% of the public offering price per share of the common stock offered hereby. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the representative’s warrant is $690,000, which is equal to 125% of $552,000 (6% of $9,200,000, including the underwriters’ over-allotment option being exercised in full).